                                                                      Exhibit 23

                        Consent of Independent Auditors

The Board of Directors
GE Life and Annuity Assurance Company:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

Our reports on the consolidated financial statements of GE Life and Annuity Assurance Company and subsidiary dated February 6, 2004 refer to a change in accounting for goodwill and other intangible assets in 2002 and derivative instruments and hedging activities in 2001.

                                           /s/ KPMG LLP

Richmond, Virginia
March 17, 2004